Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

MidSouth Bancorp, Inc. Reports Fourth Quarter 2014 Results and Declares Quarterly Dividends

Quarterly Highlights
•	Diluted operating EPS $0.31 versus $0.29 for 4Q 2013
•	Operating noninterest expenses $17.1 million versus $18.4 million for 4Q2013
•	Sequential period end loan growth of $36.1 million or 11.6% annualized
•	Core FTE NIM on linked quarter improved to 4.44% versus 4.42%
•	Special loan loss reserve established for potential energy loan losses

LAFAYETTE, LA., January 27, 2015/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $3.5 million for the fourth quarter of 2014, compared to net earnings available to common shareholders of $3.4 million reported for the fourth quarter of 2013 and $4.3 million in net earnings available to common shareholders for the third quarter of 2014.  Diluted earnings for the fourth quarter of 2014 were $0.30 per common share, compared to $0.29 per common share reported for the fourth quarter of 2013 and $0.37 per common share reported for the third quarter of 2014.  Third quarter 2014 net earnings included $700,000 of an after-tax gain on the sale of a commercial property held as other real estate (“ORE”), an after-tax charge of $168,000 on the redemption of the Company’s Statutory Trust 1 and Capital Securities (TRUPS), and an after-tax charge of $256,000 for losses on disposal of fixed assets incurred in the quarter.  Net earnings for the fourth and third quarters of 2014 also included after-tax charges for efficiency consultant expenses of $101,000 and $130,000, respectively.  Excluding these non-operating income and expenses, operating earnings per share for the fourth and third quarters of 2014 was $0.31 and $0.36, respectively.  In addition, a special loan loss reserve for potential yet unidentified energy loan losses in the amount of $650,000, or approximately $0.04 per share after-tax, was established in the fourth quarter of 2014.

C. R. Cloutier, President and CEO, commenting on fourth quarter earnings remarked, “Excluding an increased provision for loan losses, the fourth quarter represents a continued improvement in the operating performance of the company.  On a sequential basis, we saw period-end annualized loan growth of over 11%, core net interest margin improvement and flat operating expenses.

“Obviously we are closely monitoring the effects of the recent sharp decline in oil prices.   We continue to communicate with our customers who provide valuable insight on the present energy cycle.  Our loan review function continues to stress test our oil and gas loan portfolio and review for potential downgrades.  We have not yet identified any specific loan impairments resulting from the recent downturn in oil prices.  However, in light of recent developments, we established this quarter a special reserve for potential future energy loan losses that have not yet been identified.  The amount of the special reserve was $650,000 or approximately 25 basis points of energy related loans.  We believe establishing this reserve is a prudent action at this time.

“MidSouth Bank began as an energy lender during the oil downturn of the 80’s and we have a strong thirty year track record of lending to this industry. We have seen many ups and downs in the oil and gas industry over the years, and we don’t bet on energy prices in our lending practices.”

Balance Sheet

Consolidated assets remained constant at $1.9 billion for the quarters ended December 31, 2014 and September 30, 2014.  Our stable core deposit base, which excludes time deposits, totaled $1.3 billion at December 31, 2014 and September 30, 2014 and accounted for 84.1% of deposits compared to 85.7% of deposits, respectively.  Net loans totaled $1.3 billion at December 31, 2014, compared to $1.2 billion at September 30, 2014 and $1.1 billion at December 31, 2013.  Total loans grew $36.1 million, or 2.9% for the quarter and $146.9 million for the year ended December 31, 2014.  The majority of the loan growth during the fourth quarter was in the CRE and C&I portfolios, which was offset by a decline in the construction real estate loans.

MidSouth’s Tier 1 leverage capital ratio was 9.52% at December 31, 2014 compared to 9.56% at September 30, 2014.  Tier 1 risk-based capital and total risk-based capital ratios were 12.90% and 13.73% at December 31, 2014, compared to 12.93% and 13.63% at September 30, 2014, respectively.  Tier 1 common equity to total risk-weighted assets at December 31, 2014 was 8.36%.  Tangible common equity totaled $118.6 million at December 31, 2014, compared to $115.3 million at September 30, 2014.  Tangible book value per share at December 31, 2014 was $10.46 versus $10.17 at September 30, 2014.

Asset Quality

Nonperforming assets totaled $15.1 million at December 31, 2014, an increase of $2.6 million compared to $12.5 million reported at September 30, 2014.  The increase resulted primarily from the addition of a commercial real estate (CRE) loan unrelated to energy that was placed on nonaccrual status during the quarter.  The increase in nonaccrual loans in the fourth quarter of 2014 resulted in a lower allowance coverage for nonperforming loans of 103.10% at December 31, 2014, compared to 121.25% at September 30, 2014.  The ALLL/total loans ratio was 0.87% at December 31, 2014 and 0.75% at September 30, 2014.  Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALLL was 1.29% of loans at December 31, 2014.  The ratio of annualized net charge-offs to total loans was 0.28% for the three months ended December 31, 2014 compared to 0.26% for the three months ended September 30, 2014.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 1.17% at December 31, 2014 compared to 0.99% at September 30, 2014.  Loans classified as troubled debt restructurings (“TDRs”) totaled $410,000 at December 31, 2014 compared to $416,000 at September 30, 2014.  Classified assets, including ORE, decreased $0.8 million, or 2.3%, to $33.6 million at December 31, 2014 compared to $34.4 million at September 30, 2014.

Fourth Quarter 2014 vs. Fourth Quarter 2013 Earnings Comparison

Fourth quarter 2014 net earnings available to common shareholders totaled $3.5 million compared to $3.4 million for the fourth quarter of 2013.  Revenues from consolidated operations increased $875,000 in quarterly comparison.  Net interest income increased $721,000 in quarterly comparison, as decreases of $566,000 in loan valuation income and $310,000 in interest income on investment securities were offset primarily by a $1.3 million increase in interest income earned on a higher volume of loans and a $259,000 decrease in interest expense on junior subordinated debentures.  Noninterest income increased $154,000 in quarterly comparison, from $4.9 million for the three months ended December 31, 2013 to $5.1 million for the three months ended December 31, 2014.  The increase in noninterest income resulted primarily from a $147,000 increase in ATM/debit card income.

Excluding non-operating expenses of $156,000, fourth quarter 2014 noninterest expenses decreased $1.3 million compared to fourth quarter 2013 and primarily consisted of decreases of $522,000 in salaries and benefits costs, $166,000 in occupancy expenses, $176,000 in legal and professional fees, and $119,000 in courier expense, combined with smaller decreases in several other noninterest expense categories. The provision for loan losses increased $1.9 million in quarterly comparison, primarily due to establishing the aforementioned special reserve in the amount of $650,000 and an impairment of approximately $575,000 related to a CRE loan unrelated to energy being placed on a non-accrual status.

Dividends paid on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $80,000 for the fourth quarter of 2014 based on a dividend rate of 1.00%.  The dividend rate is set at 1.00% through February 25, 2016.  The Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) paid dividends totaling $94,000 for the three months ended December 31, 2014.

Fully taxable-equivalent (“FTE”) net interest income totaled $20.5 million and $19.8 million for the quarters ended December 31, 2014 and 2013, respectively.  The FTE net interest income increased $662,000 in prior year quarterly comparison primarily due to a $752,000 increase in interest income on loans despite a $566,000 reduction in purchase accounting adjustments on acquired loans.  The increased interest income on loans resulted from a $122.2 million increase in the average volume of loans in quarterly comparison. The average yield on loans decreased 37 basis points, from 6.27% to 5.90%.  The purchase accounting adjustments added 26 basis points to the average yield on loans for the fourth quarter of 2014 and 51 basis points to the average yield on loans for the fourth quarter of 2013.  Net of the impact of the purchase accounting adjustments, average loan yields declined 12 basis points in prior year quarterly comparison, from 5.76% to 5.64%.  Loan yields have declined primarily as the result of a sustained low interest rate environment.

Investment securities totaled $418.2 million, or 21.6% of total assets at December 31, 2014, versus $497.2 million, or 26.9% of total assets at December 31, 2013.  The investment portfolio had an effective duration of 3.2 years and a net unrealized gain of $4.4 million at December 31, 2014.  The average volume of investment securities decreased $85.1 million in prior year quarterly comparison.  The average tax equivalent yield on investment securities increased 17 basis points, from 2.57% to 2.74%.  The $85.1 million decrease in the average volume of investment securities was used to fund loan growth during the same period.

The average yield on all earning assets decreased 11 basis points in prior year quarterly comparison, from 5.06% for the fourth quarter of 2013 to 4.95% for the fourth quarter of 2014.  Net of the impact of purchase accounting adjustments, the average yield on total earning assets increased 5 basis points, from 4.72% to 4.77% for the three month periods ended December 31, 2013 and 2014, respectively, due to a favorable shift in earning assets from investment securities to loans.

The impact to interest expense of a $29.5 million increase in the average volume of interest- bearing liabilities was offset by a 9 basis point decrease in the average rate paid on interest- bearing liabilities, from 0.49% at December 31, 2013 to 0.40% at December 31, 2014.  Net of purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest-bearing liabilities was 0.55% for the fourth quarter of 2013 and declined to 0.44% for the fourth quarter of 2014.

As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin decreased 4 basis points, from 4.69% for the fourth quarter of 2013 to 4.65% for the fourth quarter of 2014.  Net of purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin increased 13 basis points, from 4.31% for the fourth quarter of 2013 to 4.44% for the fourth quarter of 2014.

Fourth Quarter 2014 vs. Third Quarter 2014 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders decreased $808,000 primarily due to a $1.5 million increase in the provision for loan losses.  The increase in provision for loan losses in the fourth quarter was primarily due to the aforementioned special reserve in the amount of $650,000 and an impairment in the amount of approximately $575,000 on a CRE loan unrelated to energy being placed on non-accrual.   Additionally, the decrease in net earnings available to common shareholders resulted from a $1.1 million decrease in non-interest income.  Excluding the $1.1 million gain on the sale of a commercial property held as ORE included in third quarter 2014, noninterest income decreased $67,000 in sequential-quarter comparison as a $161,000 decrease in service charges on deposit accounts was partially offset by a $96,000 increase in the cash surrender value of life insurance.

Third quarter noninterest expenses included a charge of $258,000 on the redemption of the Company’s Statutory Trust 1 and Capital Securities (TRUPS) and a charge of $394,000 for losses on disposal of fixed assets incurred in the quarter.  Additionally, noninterest expenses in the fourth and third quarters of 2014 included efficiency consultant expenses of $156,000 and $200,000, respectively.  Excluding these non-operating expenses, noninterest expense increased $166,000 in sequential-quarter comparison and consisted primarily of an increase of $147,000 in marketing expenses.

FTE net interest income increased $640,000 in sequential-quarter comparison primarily due to an increase of $31.8 million in the average volume of loans.  The average yield on loans increased 2 basis points, from 5.88% for the third quarter of 2014 to 5.90% for the fourth quarter of 2014.  Net of purchase accounting adjustments, the loan yield declined 2 basis points, from 5.66% to 5.64% during the same period.  The average yield on total earning assets decreased 1 basis point for the same period, from 4.96% to 4.95%, respectively.  Average interest bearing liabilities increased $20.7 million, as a $26.2 million increase in the average volume of interest bearing deposits was partially offset by a $4.1 million average decrease in junior subordinated debentures.  As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin increased 4 basis points, from 4.61% to 4.65%.  Net of purchase accounting adjustments, the FTE net interest margin increased 2 basis points, from 4.42% for the third quarter of 2014 to 4.44% for the fourth quarter of 2014.

Year-Over-Year Earnings Comparison

In year-over-year comparison, net earnings available to common shareholders totaled $18.4 million at December 31, 2014, an increase of $5.6 million compared to $12.8 million at December 31, 2013.  The $5.6 million included $3.0 million of executive life insurance proceeds and a $1.1 million gain on sale of ORE recorded in noninterest income for the year ended December 31, 2014.  Excluding these non-operating income items and non-operating expenses of $394,000 in losses on disposal of fixed assets, a $258,000 loss on redemption of Trust Preferred Securities, $516,000 in efficiency consultant expenses, and $189,000 of expenses related to the loss of an executive officer, operating earnings totaled $15.6 million at December 31, 2014.  Net of $214,000 of net merger and conversion related expenses associated with the PSB acquisition in the first quarter of 2013, operating earnings totaled $13.0 million at December 31, 2013.  The net increase of $2.6 million in operating earnings in year-over-year comparison resulted primarily from a $3.7 million decrease in noninterest expense and a $1.0 million increase in noninterest income.  Net interest income also increased $1.0 million which included a $732,000 decrease in interest expense.  The increase in revenues was partially offset by a $2.6 million increase in the provision for loan losses and a $1.2 million increase in income tax expense.

Excluding non-operating income, increases in noninterest income consisted primarily of $555,000 in service charges on deposit accounts and $809,000 in ATM and debit card income.  Excluding the non-operating expenses in 2014 and 2013, decreases in noninterest expense primarily included $666,000 in marketing expenses, $474,000 in salaries and benefits costs, $440,000 in legal and professional fees, $510,000 in expenses on ORE and other repossessed assets, $397,000 in courier expense and $316,000 in printing and supplies.  The decreased expenses were partially offset by a $510,000 increase in ATM/debit card expense.

A reduction in the dividend rate paid on the Series B preferred stock issued in connection with SBLF resulted in a $634,000 decrease in dividends on preferred stock in year-over-year comparison.

In year-to-date comparison, FTE net interest income increased $658,000 primarily due to a $732,000 decrease in interest expense.  Interest income remained relatively flat in year-over-year comparison, as a $1.1 million decrease in interest income on investments was offset by a $1.3 million increase in interest income on loans.  Interest income on loans increased $1.3 million despite a $2.9 million reduction in purchase accounting adjustments on acquired loans.  The average volume of loans increased $115.1 million in year-over-year comparison, and the average yield on loans decreased 51 basis points, from 6.47% to 5.96%.  The average yield on earning assets decreased in year-over-year comparison, from 5.10% at December 31, 2013 to 4.97% at December 31, 2014.  The purchase accounting adjustments added 60 basis points to the average yield on loans for the year ended December 31, 2013 and 28 basis points for the year ended December 31, 2014.  Net of purchase accounting adjustments, the average yield on earning assets increased 6 basis points, from 4.71% at December 31, 2013 to 4.77% at December 31, 2014.

Interest expense decreased $732,000 in year-over-year comparison primarily due to a 7 basis point decrease in the average rate paid on interest-bearing liabilities, from 0.52% at December 31, 2013 to 0.45% at December 31, 2014.  Net of purchase accounting adjustments, the average rate paid on interest-bearing liabilities decreased 10 basis points, from 0.60% at December 31, 2013 to 0.50% at December 31, 2014.  The FTE net interest margin decreased 8 basis points, from 4.71% for the year ended December 31, 2013 to 4.63% for the year ended December 31, 2014.  Net of purchase accounting adjustments, the FTE net interest margin increased 13 basis points, from 4.26% to 4.39% for the years ended December 31, 2013 and 2014, respectively, due to a favorable shift in earning assets from investment securities to loans.

Dividends

MidSouth’s Board of Directors announced a cash dividend was declared in the amount of $0.09 per share to be paid on its common stock on April 1, 2015 to shareholders of record as of the close of business on March 13, 2015.  Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on April 15, 2015 to shareholders of record as of the close of business on April 1, 2015.  MidSouth’s Series C Preferred Stock is quoted on the OTC Bulletin Board (“OTCBB”) under the ticker symbol MSLXP.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $1.9 billion as of December 31, 2014. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” MidSouth’s Series C Preferred Stock is quoted on the OTC Bulletin Board ("OTCBB") under the ticker symbol MSLXP.  Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 58 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, the expected impacts of future expansion plans and future operating results.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 14, 2014 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Total interest income	$21,477	$21,016	$20,595	$20,399	$21,014
Total interest expense	1,317	1,504	1,482	1,504	1,575
Net interest income	20,160	19,512	19,113	18,895	19,439
FTE net interest income	20,496	19,856	19,459	19,261	19,834
Provision for loan losses	2,700	1,175	1,200	550	800
Non-interest income	5,050	6,194	5,261	7,917	4,896
Non-interest expense	17,327	17,857	17,123	17,702	18,427
Earnings before income taxes	5,183	6,674	6,051	8,560	5,108
Income tax expense	1,519	2,202	1,935	1,702	1,563
Net earnings	3,664	4,472	4,116	6,858	3,545
Dividends on preferred stock	174	174	170	180	180
Net earnings available to common shareholders	$3,490	$4,298	$3,946	$6,678	$3,365

PER COMMON SHARE DATA
Basic earnings per share	$0.31	$0.38	$0.35	$0.59	$0.30
Diluted earnings per share	0.30	0.37	0.34	0.57	0.29
Diluted earnings per share, operating (Non-GAAP)(*)	0.31	0.36	0.35	0.33	0.29
Quarterly dividends per share	0.09	0.09	0.09	0.08	0.08
Book value at end of period	14.78	14.52	14.25	13.92	13.21
Tangible book value at period end (Non-GAAP)(*)	10.46	10.17	9.86	9.51	8.76
Market price at end of period	17.34	18.70	19.89	16.83	17.86
Shares outstanding at period end	11,340,735	11,336,594	11,296,147	11,281,647	11,256,712
Weighted average shares outstanding
Basic	11,314,690	11,313,879	11,288,045	11,258,374	11,255,670
Diluted	11,933,388	11,954,811	11,922,525	11,878,660	11,886,433

AVERAGE BALANCE SHEET DATA
Total assets	$1,929,750	$1,892,609	$1,887,726	$1,859,212	$1,862,962
Loans and leases	1,264,011	1,232,196	1,205,930	1,147,010	1,141,829
Total deposits	1,563,006	1,525,059	1,532,910	1,527,353	1,515,673
Total common equity	167,430	163,855	159,766	153,012	149,489
Total tangible common equity (Non-GAAP)(*)	118,291	114,438	110,075	103,036	98,941
Total equity	208,816	205,291	201,257	194,980	191,486

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.74%	0.87%	0.85%	0.84%	0.72%
Annualized return on average common equity, operating (Non-GAAP)(*)	8.51%	10.05%	10.08%	10.26%	8.93%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	12.04%	14.39%	14.63%	15.24%	13.49%
Average loans to average deposits	80.87%	80.80%	78.67%	75.10%	75.33%
Taxable-equivalent net interest margin	4.65%	4.61%	4.58%	4.66%	4.69%
Tier 1 leverage capital ratio	9.52%	9.56%	9.81%	9.71%	9.35%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.87%	0.75%	0.74%	0.74%	0.77%
Nonperforming assets to tangible equity + ALLL	8.83%	7.50%	8.34%	8.16%	8.02%
Nonperforming assets to total loans, other real estate
owned and other repossessed assets	1.17%	0.99%	1.10%	1.08%	1.05%
Annualized QTD net charge-offs to total loans	0.28%	0.26%	0.29%	0.19%	0.24%

(*) See reconciliation of Non-GAAP financial measures on page 6.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Assets
Cash and cash equivalents	$86,872	$54,215	$63,935	$64,503	$59,731
Securities available-for-sale	276,984	288,397	301,028	331,488	341,665
Securities held-to-maturity	141,201	145,030	148,927	152,162	155,523
Total investment securities	418,185	433,427	449,955	483,650	497,188
Other investments	9,990	12,091	12,090	11,530	11,526
Total loans	1,284,431	1,248,373	1,224,182	1,184,189	1,137,554
Allowance for loan losses	(11,226)	(9,425)	(9,075)	(8,765)	(8,779)
Loans, net	1,273,205	1,238,948	1,215,107	1,175,424	1,128,775
Premises and equipment	69,958	71,115	71,787	72,500	72,343
Goodwill and other intangibles	49,005	49,282	49,559	49,835	50,112
Other assets	29,525	32,682	33,845	31,483	31,485
Total assets	$1,936,740	$1,891,760	$1,896,278	$1,888,925	$1,851,160

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$390,863	$396,263	$389,734	$379,576	$383,257
Interest-bearing deposits	1,194,371	1,124,581	1,135,688	1,168,354	1,135,546
Total deposits	1,585,234	1,520,844	1,525,422	1,547,930	1,518,803
Securities sold under agreements to
repurchase and other short term
borrowings	62,098	70,964	67,574	51,995	53,916
Short-term FHLB advances	25,000	35,000	35,000	25,000	25,000
Other borrowings	26,277	26,384	26,990	27,347	27,703
Junior subordinated debentures	22,167	22,167	29,384	29,384	29,384
Other liabilities	6,952	10,387	9,492	8,632	5,605
Total liabilities	1,727,728	1,685,746	1,693,862	1,690,288	1,660,411
Total shareholders' equity	209,012	206,014	202,416	198,637	190,749
Total liabilities and shareholders' equity	$1,936,740	$1,891,760	$1,896,278	$1,888,925	$1,851,160

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Three Months Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013

Interest income:
Loans, including fees	$18,045	$17,670	$17,183	$16,395	$16,727
Investment securities	2,566	2,617	2,725	2,829	2,876
Accretion of purchase accounting adjustments	757	603	586	1,088	1,323
Other interest income	109	126	101	87	88
Total interest income	21,477	21,016	20,595	20,399	21,014

Interest expense:
Deposits	973	915	926	950	1,017
Borrowings	401	409	395	377	411
Junior subordinated debentures	80	327	320	347	339
Accretion of purchase accounting adjustments	(137)	(147)	(159)	(170)	(192)
Total interest expense	1,317	1,504	1,482	1,504	1,575

Net interest income	20,160	19,512	19,113	18,895	19,439
Provision for loan losses	2,700	1,175	1,200	550	800
Net interest income after provision for loan losses	17,460	18,337	17,913	18,345	18,639

Noninterest income:
Service charges on deposit accounts	2,395	2,556	2,448	2,380	2,431
ATM and debit card income	1,834	1,808	1,853	1,714	1,687
Gain on securities, net	-	-	128	-	5
Gain on sale of ORE (non-operating)(*)	-	1,077	-	-	-
Mortgage lending	151	161	49	49	82
Executive officer life insurance proceeds (non-operating)(*)	-	-	-	3,000	-
Other charges and fees	670	592	783	774	691
Total non-interest income	5,050	6,194	5,261	7,917	4,896

Noninterest expense:
Salaries and employee benefits	8,259	8,287	8,488	8,674	8,781
Occupancy expense	3,750	3,834	3,689	3,791	3,916
ATM and debit card	699	793	707	690	707
Legal and professional fees	330	342	326	288	506
FDIC premiums	268	269	251	262	282
Marketing	543	396	366	303	545
Corporate development	381	342	331	366	347
Data processing	462	503	483	492	473
Printing and supplies	280	279	275	280	304
Expenses on ORE and other assets repossessed	169	122	172	228	201
Amortization of core deposit intangibles	276	277	276	277	276
Loss on disposal of fixed assets (non-operating)(*)	-	394	-	-	-
Loss on redemption of Trust Preferred Securities (non-operating)(*)	-	258	-	-	-
Efficiency consultant expenses (non-operating)(*)	156	200	107	53	-
Expenses related to death of executive officer (non-operating)(*)	-	-	-	189	-
Other non-interest expense	1,754	1,561	1,652	1,809	2,089
Total non-interest expense	17,327	17,857	17,123	17,702	18,427
Earnings before income taxes	5,183	6,674	6,051	8,560	5,108
Income tax expense	1,519	2,202	1,935	1,702	1,563
Net earnings	3,664	4,472	4,116	6,858	3,545
Dividends on preferred stock	174	174	170	180	180
Net earnings available to common shareholders	$3,490	$4,298	$3,946	$6,678	$3,365

Earnings per common share, diluted	$0.30	$0.37	$0.34	$0.57	$0.29

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.31	$0.36	$0.35	$0.33	$0.29

(*) See reconciliation of Non-GAAP financial measures on page 6.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	December 31,	Percent	September 30,	June 30,	March 31,	December 31,	Percent
	2014	of Total	2014	2014	2014	2013	of Total
Commercial, financial, and agricultural	$467,147	36.37%	$452,065	$454,310	$435,523	$403,976	35.51%
Lease financing receivable	4,857	0.38%	5,285	4,750	5,102	5,542	0.49%
Real estate - construction	68,577	5.34%	86,315	86,238	78,988	82,691	7.27%
Real estate - commercial	467,172	36.37%	430,930	413,565	408,546	397,135	34.91%
Real estate - residential	154,602	12.04%	153,915	153,082	150,551	146,841	12.91%
Installment loans to individuals	119,328	9.29%	116,340	108,581	101,869	97,459	8.57%
Other	2,748	0.21%	3,523	3,656	3,610	3,910	0.34%

Total loans	$1,284,431		$1,248,373	$1,224,182	$1,184,189	$1,137,554

COMPOSITION OF DEPOSITS
	December 31,	Percent	September 30,	June 30,	March 31,	December 31,	Percent
	2014	of Total	2014	2014	2014	2013	of Total
Noninterest bearing	$390,863	24.66%	$396,263	$389,734	$379,576	$383,257	25.23%
NOW & Other	469,627	29.63%	447,403	443,287	456,127	429,279	28.26%
Money Market/Savings	473,290	29.86%	460,100	470,731	482,143	465,748	30.67%
Time Deposits of less than $100,000	96,577	6.09%	101,373	104,423	108,306	112,782	7.43%
Time Deposits of $100,000 or more	154,877	9.77%	115,705	117,247	121,778	127,737	8.41%

Total deposits	$1,585,234		$1,520,844	$1,525,422	$1,547,930	$1,518,803

ASSET QUALITY DATA
	December 31,		September 30,	June 30,	March 31,	December 31,
	2014		2014	2014	2014	2013
Nonaccrual loans	$10,701		$7,750	$6,913	$6,025	$5,099
Loans past due 90 days and over	187		23	203	251	178
Total nonperforming loans	10,888		7,773	7,116	6,276	5,277
Other real estate	4,234		4,663	6,314	6,525	6,687
Other repossessed assets	-		19	81	56	20
Total nonperforming assets	$15,122		$12,455	$13,511	$12,857	$11,984

Troubled debt restructurings	$410		$416	$417	$1,579	$412

Nonperforming assets to total assets	0.78%		0.66%	0.71%	0.68%	0.65%
Nonperforming assets to total loans +
ORE + other repossessed assets	1.17%		0.99%	1.10%	1.08%	1.05%
ALLL to nonperforming loans	103.10%		121.25%	127.53%	139.66%	166.36%
ALLL to total loans	0.87%		0.75%	0.74%	0.74%	0.77%

Quarter-to-date charge-offs	$985		$1,253	$990	$688	$740
Quarter-to-date recoveries	86		428	100	124	53
Quarter-to-date net charge-offs	$899		$825	$890	$564	$687
Annualized QTD net charge-offs to total loans	0.28%		0.26%	0.29%	0.19%	0.24%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2014			September 30, 2014			June 30, 2014			March 31, 2014			December 31, 2013

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$339,536	$1,936	2.28%	$351,645	$1,965	2.24%	$379,124	$2,064	2.18%	$397,642	$2,136	2.15%	$409,561	$2,128	2.08%
Tax-exempt securities	83,612	966	4.62%	86,528	996	4.60%	87,964	1,007	4.58%	91,792	1,059	4.61%	98,648	1,143	4.63%
Total investment securities	423,148	2,902	2.74%	438,173	2,961	2.70%	467,088	3,071	2.63%	489,434	3,195	2.61%	508,209	3,271	2.57%
Federal funds sold	3,792	2	0.21%	3,143	2	0.25%	2,260	1	0.18%	2,921	1	0.14%	2,535	1	0.15%
Time and interest bearing
deposits in other banks	44,841	28	0.24%	22,922	15	0.26%	16,789	11	0.26%	25,891	16	0.25%	14,546	9	0.24%
Other investments	11,063	79	2.86%	12,090	109	3.61%	11,679	89	3.05%	11,527	70	2.43%	11,263	78	2.77%
Loans	1,264,011	18,802	5.90%	1,232,196	18,273	5.88%	1,205,930	17,769	5.91%	1,147,010	17,483	6.18%	1,141,829	18,050	6.27%
Total interest earning assets	1,746,855	21,813	4.95%	1,708,524	21,360	4.96%	1,703,746	20,941	4.93%	1,676,783	20,765	5.02%	1,678,382	21,409	5.06%
Non-interest earning assets	182,895			184,085			183,980			182,429			184,580
Total assets	$1,929,750			$1,892,609			$1,887,726			$1,859,212			$1,862,962

Interest-bearing liabilities:
Deposits	$1,158,317	$927	0.32%	$1,132,132	$859	0.30%	$1,156,638	$858	0.30%	$1,155,011	$871	0.31%	$1,126,742	$917	0.32%
Repurchase agreements	69,735	207	1.18%	70,587	210	1.18%	62,322	199	1.28%	48,413	180	1.51%	67,022	207	1.23%
Federal funds purchased	-	-	0.00%	70	-	0.00%	679	1	0.58%	168	-	0.00%	747	1	0.52%
Short-term borrowings	28,696	12	0.16%	28,913	13	0.18%	25,110	9	0.14%	25,000	10	0.16%	23,913	9	0.15%
Notes payable	26,326	91	1.35%	26,640	95	1.40%	27,218	95	1.38%	27,577	96	1.39%	27,922	101	1.42%
Junior subordinated debentures	22,167	80	1.41%	26,247	327	4.88%	29,384	320	4.31%	29,384	347	4.72%	29,384	339	4.51%
Total interest bearing liabilities	1,305,241	1,317	0.40%	1,284,589	1,504	0.46%	1,301,351	1,482	0.46%	1,285,553	1,504	0.47%	1,275,730	1,575	0.49%
Non-interest bearing liabilities	404,689			402,729			385,118			378,679			395,746
Shareholders' equity	219,820			205,291			201,257			194,980			191,486
Total liabilities and
shareholders' equity	$1,929,750			$1,892,609			$1,887,726			$1,859,212			$1,862,962

Net interest income (TE) and spread		$20,496	4.55%		$19,856	4.50%		$19,459	4.47%		$19,261	4.55%		$19,834	4.57%

Net interest margin			4.65%			4.61%			4.58%			4.66%			4.69%

Core net interest margin (Non-GAAP)(*)			4.44%			4.42%			4.39%			4.33%			4.31%

(*) See reconciliation of Non-GAAP financial measures on page 12.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

		Three Months Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
Per Common Share Data		2014	2014	2014	2014	2013

Book value per common share		$14.78	$14.52	$14.25	$13.92	$13.21
Effect of intangible assets per share		4.32	4.35	4.39	4.41	4.45
Tangible book value per common share		$10.46	$10.17	$9.86	$9.51	$8.76

Diluted earnings per share		$0.30	$0.37	$0.34	$0.57	$0.29
Effect of efficiency consultant expenses, after-tax		0.01	0.01	0.01	-	-
Effect of loss on disposal of fixed assets, after-tax		-	0.02	-	-	-
Effect of loss on redemption of Trust Preferred Securities, after-tax		-	0.02	-	-	-
Effect of gain on sale of other real estate, after-tax		-	(0.06)	-	-	-
Executive officer life insurance proceeds, net of related expenses, after-tax		-	-	-	(0.24)	-
Diluted earnings per share, operating		$0.31	$0.36	$0.35	$0.33	$0.29

		Three Months Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
		2014	2014	2014	2014	2013
Average Balance Sheet Data

Total average assets	A	$1,929,750	$1,892,609	$1,887,726	$1,859,212	$1,862,962

Total equity		$208,816	$205,291	$201,257	$194,980	$191,486
Less preferred equity		41,386	41,436	41,491	41,968	41,997
Total common equity	B	$167,430	$163,855	$159,766	$153,012	$149,489
Less intangible assets		49,139	49,417	49,691	49,976	50,548
Tangible common equity	C	$118,291	$114,438	$110,075	$103,036	$98,941

		Three Months Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
Core Net Interest Margin		2014	2014	2014	2014	2013

Net interest income (TE)		$20,496	$19,856	$19,459	$19,261	$19,834
Less purchase accounting adjustments		(894)	(750)	(745)	(1,258)	(1,515)
Net interest income, net of purchase accounting adjustments	D	$19,602	$19,106	$18,714	$18,003	$18,319

Total average earnings assets		$1,746,855	$1,708,524	$1,703,746	$1,676,783	$1,678,382
Add average balance of loan valuation discount		5,764	6,498	7,013	7,915	9,347
Average earnings assets, excluding loan valuation discount	E	$1,752,619	$1,715,022	$1,710,759	$1,684,698	$1,687,729

Core net interest margin	D/E	4.44%	4.42%	4.39%	4.33%	4.31%

		Three Months Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
Return Ratios		2014	2014	2014	2014	2013

Net earnings available to common shareholders		$3,490	$4,298	$3,946	$6,678	$3,365
Efficiency consultant expenses, after-tax		101	130	70	34	-
Loss on disposal of fixed assets, after-tax		-	256	-	-	-
Loss on redemption of Trust Preferred Securities, after-tax		-	168	-	-	-
Gain on sale of other real estate, after-tax		-	(700)	-	-	-
Executive officer life insurance proceeds, net of related expenses, after-tax		-	-	-	(2,840)	-
Net earnings available to common shareholders, operating	F	$3,591	$4,152	$4,016	$3,872	$3,365

Annualized return on average assets, operating	F/A	0.74%	0.87%	0.85%	0.84%	0.72%
Annualized return on average common equity, operating	F/B	8.51%	10.05%	10.08%	10.26%	8.93%
Annualized return on average tangible common equity, operating	F/C	12.04%	14.39%	14.63%	15.24%	13.49%

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.